                                POWER OF ATTORNEY

        Farris and Jo Ann Wilks 2022 Family Trust, a Texas irrevocable trust
(the "Farris Trust"), represented by Farris Wilks, Trustee, hereby authorizes
Javier Rocha to represent the Farris Trust to execute and file on the Farris
Trust's behalf all SEC forms (including any amendments thereto) that the Farris
Trust may be required to file with the United States Securities and Exchange
Commission and any other actions in connection with the above, as a result of the Farris Trust's position with, or ownership of, or transactions in securities by or on behalf of the Farris Trust with ProFrac Holding Corp. The authority of such individual under this Statement shall continue for as long as the Farris Trust is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to Javier Rocha.

        I hereby acknowledge that such individual is not assuming any of my responsibilities to comply with any of the requirements of the Securities
Exchange Act of 1934, as amended.

        Dated: April 19, 2023

                                   Farris and Jo Ann Wilks 2022 Family Trust

                                   By: /s/ Farris Wilks
                                       --------------------------------------
                                       Name:  Farris Wilks
                                       Title: Trustee